UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2006
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV		89052
(Address of principal executive offices)		(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 _____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 _____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 _____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On September 8, 2006, Searchlight Minerals Corp.’s (the “Company”) board of directors approved certain amendments to its Code of Ethics (the "Code"), primarily relating to updating the Code of Ethics, expanding on permitted relationships between board members and third parties, and clarifying ethics obligations of the Company and the board in public reporting, corporate opportunities and gifts.

Also on September 8, 2006 the Company adopted a revised audit committee charter and a whistle blower policy. The purpose of the amendments to the audit committee charter is to expand on the role of the audit committee’s relationship with external auditors and the primary committee responsibilities. The purpose of the whistle blower policy adopted by the Company is to encourage all employees to disclose any wrongdoing that may adversely impact the Company, the Company's customers, shareholders, employees, investors, or the public at large. The policy also sets forth (i) an investigative process of reported acts of wrongdoing and retaliation and (ii) procedures for reports of questionable auditing, accounting and internal control matters from employees on a confidential and anonymous basis and from other interested third parties.

The foregoing is a brief summary of the terms of the Company’s Code of Ethics and Audit Committee Charter and is qualified by reference to the Code of Ethics and Audit Committee Charter attached as Exhibits 14.1 and 99.1 to this current report on Form 8-K.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 20, 2006 the Company announced that it received Chain of Custody (COC) analysis results from twelve drill holes and a 750-pound (lb.) bulk sample taken from the slag pile located on Company’s Clarkdale Slag Project in Clarkdale, Arizona.

The following composite drill results and bulk sample analysis have been reported to the Company Mountain States R&D International (MSRDI):

Summary of Results

Results	Gold Au (opt)	Silver Ag (opt)	Copper Cu (%)	Zinc Zn (%)	Iron Fe (%)

1. 18 Drill Hole Average	0.46	0.13	0.37	2.47	33.1
2. 750 lb Bulk Sample Average	0.42	0.06	0.35	2.88	31.0

1. Drill Hole Results

Drill Hole	Composite Footage	Gold Au (opt)	Silver Ag (opt)	Copper Cu (%)	Zinc Zn (%)	Iron Fe (%)

SD1	0.0 – 55.0	0.210	-	0.70	2.10	32.1
SD2	0.0 – 60.0	0.213	-	0.73	2.13	34.6
SD3	0.0 – 109.0	0.228	-	0.37	2.99	33.4
SD4	0.0 – 80.0	0.190	-	0.39	3.29	32.3
SD5	0.0 – 89.0	0.229	-	0.39	2.29	30.2
SD6	0.0 – 50.0	0.216	-	0.36	3.04	32.5

SD7	0.0 – 111.5	0.667	0.249	0.26	3.10	36.2
SD8	0.0 – 117.5	0.716	0.140	0.29	2.79	33.3
SD9	0.0 – 114.0	0.633	0.153	0.34	2.43	32.7
SD10	0.0 – 112.5	0.669	0.110	0.32	2.57	33.5
SD11	0.0 – 131.0	0.571	0.127	0.32	2.18	33.4
SD12	0.0 – 89.0	0.428	0.109	0.31	1.99	32.1
SD13	0.0 – 127.5	0.590	0.114	0.39	2.86	33.3
SD14	0.0 – 107.5	0.538	0.139	0.36	2.14	33.0
SD15	0.0 – 89.0	0.483	0.143	0.33	1.96	32.8
SD16	0.0 – 118.0	0.633	0.125	0.31	2.49	34.8
SD17	0.0 – 116.0	0.657	0.116	0.30	2.36	35.0
SD18	0.0 – 36.0	0.390	0.070	0.22	1.70	31.3

Average		0.46	0.13	0.37	2.47	33.1

opt (ounces per ton)
(SD1-SD6 were previously released by the Company on April 17, 2006)

MSRDI performed the copper, zinc, and iron analysis using the fusion assay method, followed by atomic absorption. Gold and silver analysis was performed by Arrakis, Inc., under the chain-of-custody of MSRDI, using an acid total digestion method followed by atomic absorption.

2. Surface Bulk Sample Results

Sample	Composite Detail	Gold Au (opt)	Silver Ag (opt)	Copper Cu (%)	Zinc Zn (%)	Iron Fe (%)

SS1B-1	Surface Bulk Sample	0.361	0.285	0.36	3.00	33.8
SS1B-2	Surface Bulk Sample	0.422	ND	0.35	2.80	30.4
SS1B-3	Surface Bulk Sample	0.428	ND	0.33	2.90	30.4
SS1B-4	Surface Bulk Sample	0.444	ND	0.36	2.80	29.8
SS1B-5	Surface Bulk Sample	0.434	ND	0.34	2.90	30.6

Average		0.42	0.06	0.35	2.88	31.0

ND (None Detected)

Under Chain of Custody, MSRDI collected a 4,000 lb. bulk sample comprised of material taken over the entire surface of the 45-acre slag pile. MSRDI milled 750 lbs of this material through the Company’s pilot plant located in Phoenix, Arizona and subsequently performed the copper, zinc, and iron analysis using the fusion assay method, followed by atomic absorption. Gold and silver analysis of the bulk sample was also performed by MSRDI using the fire assay method followed by atomic absorption.

Drilling and Sampling Program

Between the fourth quarter of 2005 and the third quarter of 2006, a drilling and sampling program was implemented at the Company’s Clarkdale Slag Project under strict chain-of-custody (COC) sampling by MSRDI. A total of 18 holes comprising more than 1,700 feet were drilled as part of a Minerals Study being conducted by MSRDI on behalf of the Company. MSRDI also obtained a 2-ton bulk sample comprised of samples taken over the 45-acre surface of the slag pile. Approximately 750 lbs. of this sample were subsequently processed at the Company’s pilot plant in Phoenix, AZ.

The Company has retained Dr. Richard F. Hewlett as the Project Manager for its Clarkdale Slag Project. Under the guidance of Dr. Hewlett, the Company contracted MSRDI of Tucson, AZ, to execute a Minerals Study. MSRDI, under the direction of its president, Dr. Roshan Bhappu, PE, has guided the Minerals Study, which will include the processing of additional bulk samples to finalize grade and tonnage.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

14.1	Code of Ethics
99.1	Audit Committee Charter
99.2	Press Release dated September 20, 2006 announcing analysis of drilling results from Clarkdale Slag Project

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: September 26, 2006	By:	/s/ Carl S. Ager

CARL S. AGER
Secretary and Treasurer